UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2021

Central Garden & Pet Company

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33268	68-0275553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1340 Treat Boulevard, Suite 600, Walnut Creek, California 94597

(Address of Principal Executive offices)    (Zip Code)

(925) 948-4000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CENT	The NASDAQ Stock Market LLC
Class A Common Stock	CENTA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 30, 2021, Central Garden & Pet Company (the “Company”) completed the sale of $400,000,000 aggregate principal amount of 4.125% Senior Notes due 2031 (the “2031 Senior Notes”). The Company sold the 2031 Senior Notes pursuant to a purchase agreement, dated April 16, 2021 (the “Purchase Agreement”), among the Company, the subsidiary guarantors party thereto (the “Subsidiary Guarantors”) and J.P. Morgan Securities LLC, as representative of the several purchasers named in the Purchase Agreement.

The 2031 Senior Notes are governed by, and were issued pursuant to the Indenture, dated as of April 30, 2021 (the “Indenture”), by and among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Indenture provides, among other things, that the 2031 Senior Notes will bear interest at a rate of 4.125% per annum, payable on April 30 and October 30 of each year, commencing October 30, 2021. The 2031 Senior Notes will mature on April 30, 2031. The Indenture contains customary covenants and events of default, including failure to pay principal or interest on the 2031 Senior Notes when due, among others.

The 2031 Senior Notes are unsecured senior obligations of the Company and rank equally in right of payment with the Company’s existing and future senior debt, including the Company’s existing senior notes, and senior in right of payment to all of the Company’s future subordinated debt. The Company’s obligations under the 2031 Senior Notes are fully and unconditionally guaranteed by the Subsidiary Guarantors (the “Guarantees”). The Guarantees are unsecured senior obligations of the Subsidiary Guarantors and rank equally in right of payment with all of the Subsidiary Guarantors’ existing and future senior debt, including the Company’s existing senior notes, and senior in right of payment to all of the Subsidiary Guarantors’ future subordinated debt. The 2031 Senior Notes and the Guarantees will be effectively subordinated to all of the Company’s existing and future secured debt, including obligations under the Company’s senior secured revolving credit facility, to the extent of the value of the collateral securing such debt. In addition, the 2031 Senior Notes will be structurally subordinated to the liabilities of the Company’s non-guarantor subsidiaries.

The foregoing description is qualified in its entirety by reference to the full text of the Indenture (which includes the form of the 2031 Senior Notes), which is filed herewith as Exhibit 4.1.

Item 8.01. Other Events.

On April 16, 2021, the Company announced that it had priced its offering of the 2031 Senior Notes. A copy of the press release announcing the results of the pricing is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of April 30, 2021, by and among the Company, certain guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the 4.125% Senior Notes due 2031.

99.1	Central Garden & Pet Company press release, dated April 16, 2021, announcing pricing of the 4.125% Senior Notes due 2031.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ George A. Yuhas
George A. Yuhas
General Counsel and Secretary

Dated: April 30, 2021

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